Exhibit 99.1

29 February 2024

Flutter Entertainment plc (“Flutter”)

Flutter publishes IFRS to U.S. GAAP transition information

Flutter today publishes the conversion of its historic financial information from IFRS to U.S. GAAP and presentation currency from pounds sterling to U.S. dollars for the periods 2021, 2022 and 2023 H1. This is to assist investors with their understanding of the changes made to the presentation of its financial information, as a consequence of its recent US listing. Flutter intends to publish full year 2023 financial information in accordance with U.S. GAAP in U.S. dollars in its preliminary results on 26 March 2024, which will include 2024 guidance. Flutter will make this presentation available under the “Investors” section of its website.

Please note that the Q4 trading update released on 18 January 2024 for the three months ended 31 December 2023 was in accordance with IFRS.

Enquiries

Company Secretary: Cosec@flutter.com

Investor Relations: Investor.relations@flutter.com

Press: Corporatemedia@flutter.com